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                                                                    Exhibit 23.2
Neuilly-sur-Seine, France
August 2, 1999



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



As independent public accountants, we hereby consent to the use of our report dated April 22, 1999 relating to the consolidated financial statements of Steelcase Strafor S.A. to be included in or made a part of the Registration Statement for Steelcase Inc.'s Steelcase Inc. 401(K) Retirement Plan on Form S-8 and to incorporation by reference in previously filed Registration Statements for Steelcase Inc.'s Steelcase Inc. Incentive Compensation Plan (Registration No. 33-46 711) and Steelcase Inc. Employee Stock Purchase Plan
(Registration No. 333-46-713).



BARBIER FRINAULT & ASSOCIES
Arthur Andersen

/s/ PHILIPPE GUENNE


Philippe Guenne